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                                                                     EXHIBIT 3.7

                                     BYLAWS
                                       OF
                               LPA SERVICES, INC.

                                   ARTICLE I

                                    OFFICES

     Section 1. REGISTERED OFFICE. The registered office of LPA Services, Inc. (the "Corporation") in the State of Delaware shall be Corporation Service Corporation, 1013 Center Rd., in the City of Wilmington, County of New Castle, Delaware.

     Section 2. OTHER OFFICES. The Corporation may have such other offices, both within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

     Section 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose whatsoever, may be called at any time by the president of the Corporation (the "President"), by a majority of the Board of Directors then in office or by the holder(s) of not less than a majority of all of the issued and outstanding shares of the Corporation entitled to vote on the business to be transacted at the meeting.

     Section 4. NOTICE OF MEETINGS. Written notice, as required by statute, stating the place, day and hour of the meeting and, in the case of a special meeting, or as otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by facsimile or by mall, by or at the direction of the president, the secretary of the Corporation (the "Secretary") or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting and each other stockholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation, or as given by the stockholder to the Corporation for purposes of notice, with postage thereon prepaid. If transmitted by way of facsimile, such

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notice shall be deemed to be delivered on the date of such facsimile transmission to the facsimile number, if any, for the respective stockholder which has been supplied by such stockholder to the Corporation and identified as such stockholder's facsimile number.

     Section 5. WAIVER OF NOTICE. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any annual or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. CONDUCT OF MEETINGS. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, or, in his absence or if one shall have not been elected, the President shall act as chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and perform such acts as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to the questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     Section 7. LIST OF STOCKHOLDERS. At least ten (10) days before each meeting of stockholders, the officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each stockholder. Such list shall be open to examination of any stockholder for a period of at least ten (10) days prior to such meeting at the place where the meeting is to be held. This list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 8. ADJOURNMENT. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

     Section 9. QUORUM. At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such a meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

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     Section 10. PROXIES.  At all meetings of stockholders, a stockholder may vote either in person or by proxy executed by such stockholder or by such stockholder's duly authorized attorney-in-fact; provided, however, all proxies are subject to the provisions of Section 212 of the General Corporation Law of the State of Delaware (the "DGCL"). Such proxy shall be in writing and filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if and only as long as, it is coupled with an interest sufficient in law to support to an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

     Section 11. VOTING. Except as otherwise provided by statute or by certificate of incorporation of the Corporation (the "Certificate of Incorporation") and subject to the provisions of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder; provided, however, that at all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of shares of stock held by that stockholder, and no cumulative voting shall be permitted. At all meetings of stockholders, except as otherwise required by statute, by the Certificate of Incorporation or by these Bylaws, all matters shall be decided by the vote of a majority in interest of the stockholders entitled to vote, present in person or by proxy. Voting at meetings of stockholders need not be by written ballot.

     Section 12. RECORD DATE.

     (a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

     (b) If no record date is fixed:

          (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 13. ACTIONS OF THE STOCKHOLDERS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action which may be taken at a meeting of the stockholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the stockholders at a meeting duly held, and may be stated as such in any certificate or

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document filed under The General Corporation Law of State of Delaware. The
Secretary shall file such consents with the minutes of the meetings of the stockholders.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of Corporation and perform all such lawful acts as are not by statute or the Certificate of Incorporation to be taken by the stockholders.

     Section 2. NUMBER, ELECTION AND TERM. The number of directors of the Corporation shall be three (3) each of whom shall be elected at the annual meeting of stockholders, or at a special meeting if an annual meeting is not held. Each director shall be elected for a term of one (1) year and shall hold office until his or her successor has been elected and has qualified. Directors need not be stockholders of the Corporation.

     Section 3. REMOVAL OF DIRECTORS. Any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors, voting together as a single class. Cause for removal shall be deemed to exist only if:

          (i) The director whose removal is proposed has been convicted, or was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal;

          (ii) Such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct, in the performance of his or her duty to the Corporation, in a matter of substantial importance to the Corporation;

          (iii) Such director has become mentally incompetent, whether or not so adjudicated, in the opinion of the Board of Directors, which mental incompetency directly affects his or her ability as a director of the Corporation;

          (iv) Such director becomes disabled and such disability in the opinion of the Board of Directors renders such director unable to perform his or her duties as provided herein or in the Certificate of Incorporation;

          (v) Such director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties; or

          (vi) Such director is found to be unsuitable to fulfill his or her obligations as a director of the Corporation by any regulatory agency having jurisdiction over the Corporation.

     Section 4. VACANCIES; NEWLY CREATED DIRECTORSHIPS. In the case of any vacancy through death, removal, disqualification or resignation of one or more of the directors, a majority of the remaining directors may fill the resulting vacancy or vacancies until the successor or successors are elected at the next annual meeting of the stockholders, or a special meeting if an annual meeting is not held. Similarly, in the event the number of directors is increased, the additional directors shall be elected by a majority of the entire Board of Directors already in office and shall serve until successors can be elected at the annual meeting of stockholders, or

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a special meeting if an annual meeting is not held. The size of the Board of
Directors may be increased only by a majority vote of the directors then in office.

     Section 5. COMPENSATION. The Board of Directors shall not initially receive compensation for their services as such, but the Board of Directors may authorize the payment of directors' fees and reimbursement of expenses of attendance; provided, that nothing herein contained shall be construed to preclude the Board of Directors from establishing compensation for directors as such, and provided further that nothing herein contained shall preclude any director from receiving compensation for services to the Corporation in any other capacity.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held immediately following and at the same place as the annual meeting of stockholders. Notice of such meeting need not be given.

     Section 2. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times from time to time as the Board of Directors may determine. Except as otherwise required by statute or these Bylaws, notice of regular meetings of the Board of Directors need not be given.

     Section 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of any two (2) directors.

     Section 4. NOTICE. Notice of any special meeting of the Board of Directors shall be given at least five (5) days previous thereto by written notice delivered personally or mailed to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. No notice is required for annual and regular meetings of the Board of Directors.

     Section 5. PLACE OF MEETING. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as shall be provided for in the resolution, notice, waiver of notice or call of such meeting, or if not otherwise designated, at the principal office of the Corporation.

     Section 6. QUORUM. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

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     Section 7. CONDUCT OF MEETINGS.  At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or in the absence of the Chairman of the Board or if one shall have not been elected, the President (or, in the absence of the President, another director chosen by a majority of the directors present) shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     Section 8. ACTIONS OF THE BOARD OF DIRECTORS WITHOUT A MEETING. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors. Such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under The General Corporation Law of the State of Delaware. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     Section 9. MEETINGS BY TELEPHONE. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can hear each other person; participation in a meeting in this manner shall constitute presence in person at the meeting.

     Section 10. COMMITTEES. A majority of the directors may authorize and designate, from time to time or on a regular basis, one or more directors to constitute a committee which shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, no committee shall have the power to declare dividends or distributions on stock, approve any merger or share exchange which does not require stockholder approval, amend the Bylaws, issue stock, or recommend to the stockholders any action which requires stockholder approval.

     Section 11. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is authorized and empowered to make, alter, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Delaware.

                                   ARTICLE V

                                    OFFICERS

     Section 1. NUMBER. The officers of the Corporation shall consist of a President, a Secretary, and a treasurer (the "Treasurer"). The Board of Directors may also elect a Chairman of the Board, one or more vice presidents (one of whom may be designated or elected the Executive Vice President), one or more assistant secretaries, one or more assistant treasurers, and one or more subordinate officers. Any two or more offices may be held by the same person. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in the Bylaws or as are established by resolution of the Board of Directors.

     Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors and annually thereafter at the annual meeting of the Board of Directors. If the election of officers shall not be held at such meeting, it shall be held as soon thereafter as may be convenient. Each officer

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shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. VACANCIES. If any office becomes vacant by reason of death, resignation, removal, disqualification or any other reason, or if any officer of the Corporation, in the judgment of the Board of Directors, is unable to perform the duties of his or her office for any reason, the Board of Directors may choose a successor to fill such vacancy or may delegate the duties of any such vacant office to any other officer or to any director of the Corporation for the unexpired portion of the term.

     Section 4. REMOVAL. Any officer or agent, including subordinate officers, elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the Corporation or Board of Directors.

     Section 5. THE CHAIRMAN OF THE BOARD. When elected, the Chairman of the Board shall be the chief executive officer of the Corporation; he or she shall preside at meetings of the Board of Directors and of the stockholders, and, subject to the direction and control of the Board of Directors, he or she shall direct the policy and management of the Corporation. He or she shall perform such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the President shall have and may exercise all of the powers of the Chairman.

     Section 6. THE PRESIDENT. Unless and until the Board of Directors shall have elected a Chairman of the Board, the President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present; and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Bylaws or by the Board of Directors.

     Section 7. THE VICE PRESIDENT. At the request of the President or in the event of his or her absence, disability or refusal to act, the vice president of the Corporation (the "Vice President") (or in the event there be more than one Vice President, the Vice Presidents in the order of their election or designation) shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the President or the Board of Directors.

     Section 8. THE SECRETARY. The Secretary shall keep the minutes of all the meetings of the stockholders and of the Board of Directors; see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates of stock prior to the issuance thereof and to all documents, the execution of which, on behalf of the Corporation, is duly authorized; maintain a complete list of all stockholders entitled to vote at stockholders' meetings and have said list available for inspection by any stockholder who may be present at such meetings; have general charge of the stock transfer books of the Corporation; in general, perform all duties customarily incident

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to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 9. THE TREASURER. The Treasurer shall have supervision of the funds, securities, receipts and disbursements of the Corporation; cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors; cause to be kept correct books of account, proper vouchers and other papers pertaining to the Corporation's business at the accounting office of the Corporation; render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and perform any other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 10. THE ASSISTANT SECRETARY AND ASSISTANT TREASURER. The assistant secretary and assistant treasurer (or in the event there be more than one assistant secretary or assistant treasurer, in the order of their seniority, designation or election) shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

     Section 11. SUBORDINATE OFFICERS. The Board of Directors may appoint, from time to time, such other Officers as the business of the Corporation may require, each of whom shall have authority and perform such duties as specified by the Board of Directors, and shall hold office until he or she resigns, is removed, or is disqualified.

     Section 12. COMPENSATION. The salaries or other compensation of the Officers shall be fixed from time to time by the Board of Directors. The power to establish salaries of Officers, other than the President or Chairman of the Board, may be delegated by the Board of Directors to the President, Chairman of the Board, or a committee.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS, DEEDS AND OTHER INSTRUMENTS. The Board of Directors may authorize any Officer or Officers, agent or agents to enter into any contract or execute and deliver any deed or other instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution from the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS AND OTHER DOCUMENTS. All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Endorsement of instruments for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by rubber stamp of the Corporation or in such other manner as the Board of Directors may from time to time determine.

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     Section 4. DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     Section 1. CERTIFICATES OF STOCK. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed, manually or by facsimile or otherwise, by the President or Vice President and by the Secretary, Treasurer or Assistant Secretary or Assistant Treasurer and shall be sealed with the Seal of the Corporation, if applicable. All certificates of stock shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and the date of issuance, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

     Section 2. LOST CERTIFICATES. In the event a certificate of stock is allegedly lost, stolen or destroyed, the Corporation may issue a new certificate under the conditions for issuing a new certificate as determined by the Board of Directors. The Corporation may require the owner of such certificate to give a good and sufficient bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction, or the issuance of the new certificate.

     Section 3. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his or her attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed owner thereof for all purposes as regards the Corporation.

     Section 4. TREASURY STOCK. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be Treasury Stock, and the Directors of the Corporation shall be vested with authority to resell said shares for such price and to such person or persons as the Board of Directors may determine. Such stock shall neither vote nor participate in dividends while held by the Corporation.

                                  ARTICLE VIII

                                   DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's Certificate of Incorporation.

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                                   ARTICLE IX

                                      SEAL

     The Corporation may have a circular corporate seal which shall have inscribed around the circumference thereof the words "LPA Services, Inc." elsewhere thereon shall bear the words "Corporate Seal" and the word "Delaware." The corporate seal may be affixed by impression or may be by facsimile.

                                   ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, of the Certificate of Incorporation or of The General Corporation Law of Delaware, waiver of such notice in writing, signed by the person or persons entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                  FISCAL YEAR

     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall extend from the first day of January to the last day of December of each year, both dates inclusive.

                                  ARTICLE XII

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     The Corporation shall indemnify all Directors, Officers, and employees or agents to the fullest extent permitted, and in the manner provided, by Section 145 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended (the "DGCL"), whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of their relationship with the Corporation. The Corporation shall also advance expenses of litigation to Directors and Officers pursuant to Section 145 of the DGCL.

                                  ARTICLE XIII

                                   AMENDMENTS

     Subject to any requirements set forth in these Bylaws, the Bylaws of the Corporation may be altered, amended or repealed, and any new Bylaws may be adopted, by a majority of the stockholders entitled to vote or by the Board of Directors.

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                                  ARTICLE XIV

                                INCENTIVE PLANS

     In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors, in its sole discretion, is authorized and empowered to established bonus, pension, profit-sharing, or other types of incentive or compensation plans for the employees, including Officers and Directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participation.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     Section 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

     Section 2. BONDS. The Board of Directors may require any Officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     Section 3. INSPECTION OF CORPORATE RECORDS. The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the Stockholders, the Board of Directors and executive committees of Directors shall be open to inspection, at the Principal Office, upon the written demand of any Stockholder within five (5) days of such demand during ordinary business hours if for a purpose reasonably related to such Stockholder's interests as a Stockholder.

     Section 4. INSPECTION OF BYLAWS: The Corporation shall keep in its principal office the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by any Stockholder at all reasonable times during ordinary business hours.

     Section 5. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     Section 6. MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

     Section 7. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

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     Section 8. ANNUAL REPORT.  No annual report to Stockholders shall be required, but the Board of Directors may cause to be sent to Stockholders reports in such form and at such times as may be deemed appropriate by the Board of Directors.

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